Exhibit 10.12.3

AMENDED AND RESTATED LIMITED GUARANTY OF COLLECTION

This AMENDED AND RESTATED LIMITED GUARANTY OF COLLECTION (this "Guaranty") is executed, delivered and effective as of the date of the Court Order set forth in Recital D hereof by, ULTRA RESOURCES, INC., a Wyoming corporation ("Guarantor"), whose address is 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attn: Chief Financial Officer, in favor of PINEDALE CORRIDOR, LP, a Delaware limited partnership ("Landlord ').
RECITALS:

A.ULTRA WYOMING LGS, LLC, a Delaware limited liability company ("Tenant"), and Landlord are party to that certain Lease dated as of December 20, 2012 (the "Lease").

B.In order to induce Landlord to enter into the Lease, Guarantor executed and delivered to Landlord the Limited Guaranty of Collection, dated December 20, 2012 (the "Original Guaranty"). Guarantor acknowledges that Landlord would not have entered into the Lease without the execution and delivery by Guarantor of the Original Guaranty.

C. Guarantor and Landlord desire to amend and restate the Original Guaranty as set forth herein.

D. This amendment is made pursuant to the agreement of Tenant, Landlord and Guarantor as authorized and approved by Court Order dated November 28, 2016 [Docket No. 779], entered in In re Ultra Petroleum Corp. et al., Case No. 16-32202 (MI), in the United States Bankruptcy for the Southern District of Texas, Houston Division.

AGREEMENT:

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees in favor of Landlord (and Landlord's successors and assigns) as follows:

1.Guarantor irrevocably guarantees the full and prompt collection of the payment obligations, whether now in existence or hereafter arising, of Tenant to Landlord under the Lease, including without limitation all amounts due to the Landlord as rent or otherwise under the Lease (the "Obligations"); provided, that (a) the amount payable by Guarantor hereunder shall not under any circumstances exceed the sum of Two Hundred Million and No/100 Dollars (US$200,000,000), and (b) this Guaranty is limited and conditional in that it is a guaranty of collection only and Guarantor shall be obligated to make payments hereunder only after (i) the Landlord has reduced its claims with respect to the Obligations against the Tenant to judgment and execution has been returned unsatisfied and has not been paid by any Lessee Guarantor (as such term is defined in the Lease), or (ii) if a bankruptcy proceeding has been commenced with respect to Tenant, the closing of the bankruptcy proceeding after its administration under 11 U.S.C. Section 3SO(a) shall have occurred and the Landlord shall have received, after distributions contemplated by such bankruptcy proceeding or otherwise, less than payment in full of the obligations owed by Tenant to Landlord under the Lease. Subject to the limitations set forth in this Guaranty, Guarantor hereby agrees to pay and/or perform punctually, upon written demand by the Landlord, each such Obligation which is not paid or performed as and when due and payable by the Tenant (taking into account any applicable cure periods under the Lease), in like manner as such amount is due from the Tenant. For purposes hereof, the Obligations shall be performed and/or due and payable when due and payable under the terms of the Lease notwithstanding the fact that the collection or enforcement thereof as against the Tenant may be stayed or enjoined under Title 11 of the United States Code or similar applicable law.

2.Except as set forth in this Guaranty, Guarantor's obligations under this Guaranty are absolute and unconditional and shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or the Lease, or by any other circumstance relating to the Obligations or the Lease which might otherwise constitute a legal or equitable discharge of or defense of a guarantor or surety. Guarantor hereby irrevocably waives any and all suretyship defenses, defenses that could be asserted by Tenant (except payment or performance) and all other defenses that would otherwise be available to Guarantor. All payments by Guarantor pursuant to this Guaranty shall be made without setoff. The Landlord shall not be obligated to file any claim relating to the Obligations in the event that the Tenant becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Landlord so to file shall not affect the Guarantor's obligations under this Guaranty. Guarantor irrevocably waives any defense arising by reason of any disability, bankruptcy, reorganization or similar proceeding involving the Tenant. In the event that any payment in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable under this Guaranty in respect of such Obligations as if such payment had not been made.

3.Guarantor agrees that the Landlord may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, or performance of, or renew, any of the Obligations, and may also make any agreement with the Tenant or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, waiver, discharge or release thereof, in whole or in part, or for any amendment or modification of the terms thereof or of the Lease or any other agreement between the Landlord and the Tenant or any such other party or person, without in any way impairing, releasing or affecting the liabilities of the Guarantor under this Guaranty.

4.Guarantor will not exercise any rights which it may acquire under or in connection with this Guaranty by way of subrogation until all of the Obligations to Landlord shall have been indefeasibly paid in full, or performed in its entirety. Any amount paid to Guarantor in violation of the preceding sentence shall be held in trust for the benefit of the Landlord and shall forthwith be paid to the Landlord to be credited and applied to the Obligations, whether matured or unmatured.

5.This Guaranty shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been satisfied in full and the Lease shall have been terminated or fully performed. This Guaranty may not be modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Landlord and Guarantor. This is a continuing Guaranty relating to all Obligations, including any arising during any holdover term or arising under transactions renewing or extending the term of the Lease, changing the terms of any Obligations, or creating new or additional Obligations after prior Obligations have in whole or in part been satisfied, regardless of any lapse of time. If any of the present or future Obligations are guaranteed by persons, partnerships, corporations or other entities in addition to Guarantor, the death, release or discharge, in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of Guarantor under this Guaranty. The obligations of Guarantor hereunder shall be additional to, and not in substitution for, any security or other guarantee or indemnity at any time existing in respect of Tenant's obligations, liabilities and covenants under the Lease.

6.No failure on the part of the Landlord to exercise, and no delay in exercising, any right, remedy or power under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise by the Landlord of any right, remedy or power under this Guaranty preclude any other or future exercise of any right, remedy or power under this Guaranty. Each and every right, remedy and power granted to the Landlord under this Guaranty or allowed it by law or by the Lease or any other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Landlord from time to time.

7. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligation or liability to which it may apply, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation.

8.    Landlord may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (a) compromise or subordinate any obligation or liability of the Tenant to Landlord including any security therefor, (b) consent to the assignment by Tenant of its interest in the Lease, or (c) consent to any other matter or thing under or relating to the Lease. Guarantor waives trial by jury in any action, proceeding or counterclaim, involving any matters whatsoever arising out of or in any way connected with the Guaranty and by executing the Lease Landlord also waives such trial by jury. Guarantor agrees to reimburse Landlord for the costs and reasonable attorney's fees incurred by reason of Landlord having to enforce this Guaranty.

9.    Guarantor represents and warrants to Landlord that (a) the Lease has been duly authorized, executed and delivered by Tenant and is a legal, valid and binding instrument enforceable against Tenant in accordance with its terms, and (b) this Guaranty has been duly authorized, executed and delivered by Guarantor and is a legal, valid and binding instrument enforceable against Guarantor in accordance with its terms.

10.    Guarantor may not assign its rights nor delegate its obligations under this Guaranty, in whole or in part, without prior written consent of the Landlord, which consent may be withheld by Landlord in its sole and absolute discretion, and any purported assignment or delegation absent such consent is void. This Guaranty shall remain in full force and effect notwithstanding (a) any assignment or transfer by Tenant of its interest in the Lease (in which case this

Guaranty shall apply, from and after such assignment or transfer, to all of the obligations, liabilities and covenants of the assignee or transferee under the Lease), or (b) any assignment or transfer by Landlord of its interest in the Lease (in which case Guarantor's obligations under this Guaranty shall inure to the benefit of Landlord's assignee or transferee), in each case irrespective of whether Guarantor has notice of or consents to any such assignment or transfer.

11.    Guarantor acknowledges its address as set forth above and will notify Landlord of any changes thereto.

12.    Reference is made to (a) Sections 15.l(d) and 16.2(d) of the Lease pursuant to which Guarantor shall be released from certain obligations under this Guaranty as and to the extent provided therein,, (b) Section 17.3 of the Lease pursuant to which Guarantor has certain rights to notice of and an opportunity to cure a Lessee Event of Default (as such term is defined in the Lease) as and to the extent provided therein, (c) Section 17.4 of the Lease pursuant to which Lessor shall be released from its obligations under this Guaranty with respect to matters arising or accruing from and after the date of a "Permitted Lease Assignment" (as such term is defined in the Lease), and (d) Section 17.l(g) of the Lease pursuant to which Guarantor's obligations shall not be increased in connection with an amendment to the Lease which results in an increase of the lessee's obligations under the Lease, and which amendment or modification is made without Guarantor's consent, all of which provisions are hereby incorporated into this Guaranty by reference.

13.    THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. GUARANTOR AND LANDLORD JOINTLY AND SEVERALLY AGREE TO THE EXCLUSIVE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA, OVER ANY DISPUTES ARISING OR RELATING TO THIS GUARANTY.

14.    This Guaranty constitutes an amendment to and restatement in its entirety of the Original Guaranty delivered by Guarantor to and in favor of Landlord, and the obligations of Guarantor set forth in the Original Guaranty, as and to the extent amended and restated hereby, will continue in existence and shall be binding upon and inure to the benefit of Landlord. This Guaranty is not and shall not be deemed to constitute a novation of the obligations guaranteed by the Original Guaranty, as amended and restated hereby.

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Signature page(s) to follow.]

IN WITNESS WHEREOF, this Guaranty has been executed and delivered as of the date and year first above written.

ULTRA RESOURCES, INC.,
a Wyoming corporation

By: /s/ Michael D. Watford
Name: Michael D. Watford
Title: President

Acknowledged and agreed:

PINEDALE CORRIDOR, LP,
a Delaware limited partnership

By: /s/ Richard C. Green
Name: Richard C. Green
Title: Chariman

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